UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-34700	42-0935283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa		50021
(Address of principal executive Offices)		(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2012, acting on a recommendation of the Nominating and Corporate Governance Committee (“Committee”), the Board of Directors of Casey’s General Stores, Inc. approved the amendment of the Second Amended and Restated Bylaws (the “Bylaws”) to add a provision in Article III formally establishing the office of Chairman of the Board, and to delete language in Sections 3 and 6 of Article IV that was inconsistent with the new provision or no longer necessary (together, the “Amendments”). The Board also approved the Committee’s recommendation that Robert J. Myers, Chief Executive Officer, formally be designated to serve as Chairman of the Board. The Amendments are being filed as Exhibit 3.2(a) to this Current Report on Form 8-K, and are incorporated herein by this reference.

Item 8.01.	Other Information.

Also on June 21, 2012, the Board approved certain Corporate Governance Guidelines (“Guidelines”) recommended by the Committee. The Guidelines generally reflect many existing Board practices and procedures. Among other things, the Guidelines also establish the position of Lead Director, and describe the responsibilities of the director serving in that role. The Board approved the appointment of William C. Kimball to serve as the initial Lead Director. The Guidelines are being filed as Exhibit 99.1 to this Current Report on Form 8-K, and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: June 21, 2012	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description

3.2(a)	Amendments to Second Amended and Restated ByLaws of Casey’s General Stores, Inc.

99.1	Corporate Governance Guidelines of Casey’s General Stores, Inc.